UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 15, 2006

Selective Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (973) 948-3000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers.

(d)	Election of a Director

At a meeting held telephonically on February 13, 2006, the Board of Directors (the “Board”) of Selective Insurance Group, Inc. (the “Company”) elected W. Marston Becker to the Board of the Company effective February 13, 2006 to serve until the 2006 annual meeting of stockholders of the Company. The Board has not appointed Mr. Becker to any committees of the Board at this time.

Mr. Becker has spent more than 25 years in the insurance and reinsurance industries. He currently serves as Chairman and CEO for the run-off of LaSalle Re, a Bermuda domiciled reinsurance company, and as Chairman of West Virginia Media Holdings, a company he co-founded in his home state in 2001. He previously held senior leadership positions at: Trenwick Group, Ltd., Hales & Company, Orion Capital Corporation and DPIC Companies. Mr. Becker holds a B.S. and J.D. from West Virginia University and is a member of the West Virginia Society of CPAs and the West Virginia Bar Association. He is currently a Director of Max Re Capital, Ltd. and ICAT Holdings, LLC.

A copy of the Company's press release announcing Mr. Becker's election to the Company's Board is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Selective Insurance Group, Inc. dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

(Registrant)

Date: February 15, 2006	By: /s/ Michael H. Lanza
	Name:	Michael H. Lanza, Esq.
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release dated February 15, 2006.